Exhibit 10.20

Fiscal Year 2011 Director Compensation

Compensation Element	Compensation

General Board Service – Cash	} Board cash retainer: $40,000
} Meeting fees: none

General Board Service – Equity	} Initial equity grant: 30,000 option shares
● Vest annually over 3 years
} Annual equity grant: 15,000 option shares
● Vest 100% after 1 year

Committee Chair Service	} Annual cash retainer:
● Audit: $16,500
● Compensation: $9,000
● Nom/Gov: $5,000
} Meeting fees: none

Committee Member Service	} Annual cash retainer:
● Audit: $6,000
● Compensation: $5,000
● Nom/Gov: $2,000
} Meeting fees: none